INFOCROSSING, INC. AND SUBSIDIARIES
                                  EXHIBIT 10.6B

                         ELEVENTH FLOOR OPTION AGREEMNT

         AGREEMENT made as of the 30th day of November, 1999, by and among G-H-G REALTY COMPANY, L.L.C., a limited liability company formed in accordance with the laws of the State of New York (successor to G-H-G Realty Company, a partnership), having an office at 360 West 31st Street, New York, New York 10001 (hereinafter referred to as "Landlord"); RSL COM U.S.A., INC., a Delaware corporation, having an office at 430 Park Avenue, New York, New York 10022 (hereinafter referred to as "Subtenant"); and COMPUTER OUTSOURCING SERVICES, INC. (formerly known as Commercial Online Systems, Inc.), a Delaware corporation having an office at 2 Christie Heights Street, Leonia, New Jersey 07605 (hereinafter referred to as "COSI").

                             W I T N E S S E T H:

         WHEREAS, the Landlord previously entered into an Agreement of Lease dated January 24, 1991 with COSI with respect to certain space on the Tenth
(10th) and Eleventh (11th) Floors and certain basement space in the building known as 360 West 31st Street, New York, New York (the "Building") (the said Agreement of Lease together with five (5) separate supplemental agreements by and between the parties thereto being collectively referred to herein as "the Lease"); and

         WHEREAS, COSI thereafter entered into an Agreement of Sublease dated July 1998 with the Subtenant (the "Sublease"), pursuant to which COSI sublet to Subtenant the entire Eleventh (11th) Floor of the Building (the "Eleventh Floor Premises") consisting of approximately 22,300 rentable square feet and part of the Tenth (10th) Floor (the "Tenth Floor Premises") of the Building, consisting of approximately 9,200 rentable square feet (the Eleventh Floor Premises and the Tenth Floor Premises being collectively referred to herein as the "Demised Premises"); and

         WHEREAS, Subtenant, as a condition of Landlord's consent to Sublease, agreed to be subject and subordinate at all times to all covenants, agreements, terms, provisions and conditions of the Lease and of a certain Consent to Sublease dated September 14, 1998 (the "Consent"); and

         WHEREAS, the parties have entered into a certain agreement of even date herewith (the "Tenth Floor Option Agreement") pursuant to which COSI and Subtenant have granted to Landlord an option (the "Tenth Floor Option") to take back the Tenth Floor Premises, which option shall expire on February 15, 2000 (the "Tenth Floor Option Expiration Date"); and

         WHEREAS, Landlord has requested an option to take back the Eleventh Floor Premises, and COSI and Subtenant desire to grant such option to Landlord on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the mutual obligations of the parties hereto, and other good and valuable consideration, receipt of which is acknowledged by each of them, the parties hereby covenant and agree as follows:

         1. Grant of Option. Subtenant and COSI hereby grant Landlord the option (the "Eleventh Floor Option"), expiring on December 3, 1999 (the "Eleventh Floor

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Option Expiration Date") to take back the Eleventh Floor Premises, effective as of November 30, 1999 (the "Eleventh Floor Effective Date").

         2. Manner of Exercise. The Eleventh Floor Option may be exercised only by delivery of written notice of such exercise to Subtenant and COSI prior to the Eleventh Floor Option Expiration Date. Such notice shall be deemed given on the date of actual receipt thereof by Subtenant and COSI (such date being referred to herein as the "Eleventh Floor Option Exercise Date").

         3.       Consideration.  In the  event  that  the  Landlord  elects  to
                  -------------
  exercise the Eleventh Floor Option, Subtenant shall pay the total sum of Two Hundred Fifty Thousand ($250,000.00) Dollars, ("Consideration") as follows:

                  a To the Landlord, the sum of Eighty Thousand Dollars ($80,000.00);

                  b To S.L. Green Leasing, Inc., the sum of One Hundred Twenty Five Thousand Dollars ($125,500.00);

                  c        To COSI, the sum of Forty Five Thousand Dollars
                           ($45,000.00).

         4.       Payment.        The aforementioned payments shall be made
                  -------
within five (5) business days after receipt by Subtenant and COSI of notice of exercise of the Eleventh Floor Option. If such payments are not timely made, they shall accrue interest at the highest rate permitted by law. In the event that Landlord, COSI, or S.L. Green Leasing, Inc. as the case may be, is required to expand any sums, including but not limited to reasonable legal fees, to collect any such payment, Subtenant shall, in addition to all other payments required hereunder, be liable for all such costs and expenses.

6.       Amendment of Sublease; Mutual Release.
         -------------------------------------

A. The Sublease shall automatically be deemed amended, effective as of the Eleventh Floor Effective Date, to eliminate the Eleventh Floor Premises from the Demised Premises, and Subtenant shall have no further liability to COSI or Landlord as of the Eleventh Floor Effective Date, for any rent or other obligation whatsoever pertaining to the Eleventh Floor Premises, whether arising out of the Sublease, the Lease, the Consent or otherwise, all of which liabilities are hereby released, except for rent or other obligations under the Sublease accruing prior to the Eleventh Floor Effective Date and the Consideration payment obligations set forth herein. All payments due from RSL under the Sublease shall thereupon be reduced, so that each such payment shall be in an amount equal to (x) the payment provided for under the terms of the Sublease, multiplied by (y) Twenty Nine and 21/100 Per Cent (29.21%).

B. Effective as of the Eleventh Floor Effective Date, Subtenant releases COSI from all liability under the Sublease with respect to the Eleventh Floor Premises.

         6. COSI Liability. After the Eleventh Floor Effective Date, COSI shall continue to be liable for the rent and additional rent due under the Lease but for no other obligations thereunder, the Landlord releasing COSI from all claims, obligations, actions, suits and the like under the Lease except COSI's liability for the rent and additional rent thereunder as limited herein and except for obligations under the lease, if any, arising prior to the Eleventh
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Floor Effective Date; provided, however, that effective as of the Eleventh Floor
Effective Date, the liability of COSI thereunder shall be reduced by an amount equal to the amount by which the liability of Subtenant under the Sublease for rent and additional rent shall have been reduced pursuant to the provisions of paragraph "5" hereof.

         7. Refund of Security. Simultaneously with the receipt of the payment to be made to it pursuant to paragraph "3" hereof, COSI shall take such steps as may be required to permit a portion of the security deposited (or otherwise posted by) Subtenant under the sublease, equal to Seventy and 79/100 Per Cent (70.79%) of the amount thereof, to be released to Subtenant (or the Letter of Credit reduced accordingly).

         8. Landlord's Work. Landlord shall, on or before the Tenth Floor Option Expiration Date, at its sold cost and expense, cause (i) the staircase connecting the Tenth Floor Premises and Eleventh Floor Premises to be removed and disposed of, with any structural damage resulting from such removal to be repaired in a workmanlike manner; (ii) the ceiling of the Tenth Floor Premises to be closed and finished in a manner consistent with the remainder of such ceiling; and (iii) the floor area of the Tenth Floor Premises under the staircase to be repaired and finished to match the surrounding floor area, except that no carpet repair or replacement shall be done.

         9.       Brokerage   Commission.   Subtenant   shall  have  no
                  ----------------------
liability for any brokerage commission in connection with this transaction other than as set forth in Paragraph 3(b) hereof. Subtenant shall, however, pay any commission which may be due any broker, other than S.L. Green Leasing, Inc., with whom Subtenant may have dealt. COSI shall have no liability for any brokerage commission in connection with this transaction.

         10. Waiver of Claim. Subtenant agrees that, provided that Landlord exercises the Eleventh Floor Option, Subtenant shall not assert any claim against Landlord or COSI based upon or relating to efforts heretofore made by Subtenant to further sublet the Demised Premises or any part thereof.

         11. Expiration of Eleventh Floor Option. In the event that the Landlord fails to exercise the Eleventh Floor Option on or before the Eleventh Floor Option Expiration date, this Agreement shall immediately cease to be of any further force or effect, and shall be deemed cancelled and terminated, as of the Eleventh Floor Option Expiration Date.

         12.      Third  Party  Beneficiary.  S.L.  Green  Leasing,  Inc.
                  -------------------------
Shall be deemed a third party beneficiary of paragraphs "3" and "4" of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of this 30th day of November, 1999.

                         G-H-G REALTY COMPPANY, LLC, Landlord

                                /s/ Bruce Gittlin
                         By:   _____________________________________

                         RSL COM U.S.A., INC., Subtenant

                                 /s/ Ruth Fisher
                         By:   _____________________________________
                                 Vice President

                         COMPUTER OUTSOURCING SERVICES, INC.

                                  /s/ Nicolas J. Letizia
                         By:   _____________________________________
                                  Chief Financial Officer


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

                            GHG REALTY COMPANY, LLC.
                              360 West 31st Street
                            New York, New York 10001



December 2, 1999




Computer Outsourcing Services, Inc.                   RSL COM U.S.A. Inc.
2 Christie Heights Street                             430 Park Avenue
Leonia, New Jersey   07605                            New York, New York  10022
Attention: Zach Lonstein                              Attention: Ruth Fisher







         In accordance with Paragraph 2 of the Eleventh Floor Option Agreement and Between us made as of the 30th Day of November, 1999, ("The" Agreement). This letter will serve to formally notify you that we have elected to exercise the Eleventh Floor Option set forth in Paragraph 1 of the Agreement.




                            GHG Realty Company, LLC.

                            /s/ Bruce D. Gittlin
                            -----------------------
                            Bruce D. Gittlin
                            President






BDG:ag
Cc: Richard Bier, ESQ.
       Howard Tenenbaum


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